EXHIBIT 1.A(10)(c)

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GROUP VARIABLE UNIVERSAL LIFE (GVUL)                                                     (PRUDENTIAL LOGO)

FORM OF INVESTMENT DIVISION ALLOCATION SUPPLEMENT
==========================================================================================================
Group Name______________________________________________________Control Number____________________________

Employee/Member Last Name_________________________________First Name____________________Middle Initial____

Home Street Address___________________________________City________________State_____Zip Code______________

Work Location (City, State, Zip Code)____________________________________Daytime Phone Number_____________

Social Security Number_______-_________-__________Date of Birth (mm-dd-year)________/_________/___________

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SECTION 1--INVESTMENT OBJECTIVE

PLEASE CHECK ONLY ONE INVESTMENT OBJECTIVE:


   INVESTMENT OBJECTIVE                DESCRIPTION                         FUND INVESTMENT DIVISIONS
   --------------------                -----------                         -------------------------
 _
|_| PRESERVATION OF CAPITAL    Protecting your investment.            {--Fixed Account (General Account)}
 _
|_| INCOME                     Generating the highest possible        {--Money Market Division}
                               income with prudent investment
                               risk and preservation of capital.
 _
|_| GROWTH AND INCOME          Achieving a high rate of return        {--Diversified Bond Division}
                               while attempting to limit investment   {--Equity Income Division}
                               risk and preserve capital.
 _
|_| GROWTH                     Achieving long-term growth of          {--Stock Index Division}
                               investment over time, income is        {--Flexible Managed Division}
                               secondary.                             {--Equity Division}
 _
[_] AGGRESSIVE GROWTH          Achieving maximum long-term growth     {--Prudential Jennison Division}
                               of investments by accepting above      {--Global Division}
                               average risk.

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SECTION 2--SELECTION OF INVESTMENT DIVISION ALLOCATIONS

PLEASE SELECT THE PERCENTAGE OF NET PREMIUM TO BE ALLOCATED TO SELECTED INVESTMENT DIVISIONS:

o   For each investment division, the percentage allocated must be at least 10% and a whole number (no fractions).

o   The sum of all allocations must total 100%.

o   Enter zero for any division to which no allocation is made.

o   Percentages allocated will apply to future net premiums unless you change them.

o   Refer to the prospectus for information on investment objectives and past performance for the investment divisions being offered in your group's plan.

INVESTMENT DIVISION ALLOCATION                              DEGREE OF RISK
------------------------------                              --------------
{_______% Fixed Account (General Account)                   Low Risk}
{_______% Money Market Division                             Low/Moderate Risk}
{_______% Diversified Bond Division                         Low/Moderate Risk}
{_______% Equity Income Division                            Moderate Risk}
{_______% Stock Index Division                              Moderate Risk}
{_______% Flexible Managed Division                         Moderate Risk}
{_______% Equity Division                                   Moderate Risk}
{_______% Prudential Jennison Division                      High Risk}
{_______% Global Division                                   High Risk}
  100%

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SECTION 3--ALLOCATION SUITABILITY TO INVESTMENT OBJECTIVE

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Please record your investment division allocation(s) from SECTION 2 in the appropriate columns of the chart below and total each column. If your investment division allocation(s) represent more risk than indicated in your investment objective from SECTION 1, please provide an explanation of your selection(s)
on the next page.

==============================================================================================================
   PRES. OF  CAP.   |       INCOME        |    GROWTH & INCOME   |        GROWTH        |  AGGRESSIVE GROWTH
--------------------|---------------------|----------------------|----------------------|---------------------
  Fixed           % |  M. Market        % |   Divers. Bond     % |   Stock Index      % |  Flex. Managed    %
--------------------|---------------------|----------------------|----------------------|---------------------
                    |                     |                      |   Equity Income    % |  Equity           %
--------------------|---------------------|----------------------|----------------------|---------------------
                    |                     |                      |                      |  Pru. Jennison    %
--------------------|---------------------|----------------------|----------------------|---------------------
                    |                     |                      |                      |  Global           %
--------------------|---------------------|----------------------|----------------------|---------------------
  Total           % |  Total            % |   Total            % |   Total            % |  Total            %
==============================================================================================================
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
SECTION 3 (CONTINUED)

EXPLANATION OF INVESTMENT DIVISION ALLOCATION(S) SELECTED: It is only necessary to complete this section if any investment division has a higher risk than your investment objective.

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

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SECTION 4--STATEMENT OF UNDERSTANDING

Do you understand that under the certificate (exclusive of any optional benefits):

a)  the amount of death benefit in excess of the specified face amount for GVUL may increase or decrease depending on the certificate's investment experience?

b)  the death benefit duration for GVUL may increase or decrease depending on the certificate's investment experience, and that the investment experience may require additional premiums to keep GVUL coverage in force?

c)  the cash value of GVUL may increase or decrease depending on the certificate's investment experience?

It is understood that the amount and/or the duration of the death benefit and the amount of cash value may increase or decrease based on the investment experience of the applicable Separate Account divisions and are not guaranteed. I have received a Prudential GVUL prospectus and available fund prospectuses, and understand the Statement of Understanding above.


Signature of Employee/Member_______________________________________________Date__________________________


For Prudential Use Only

Signature of Broker/Dealer
or Registered Representative_______________________________________________Date__________________________

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QUESTIONS?

If you need any assistance or have any questions, please contact our GVUL Customer Service
Representatives at 1-800-_________.
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